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                   [LETTERHEAD OF AVERT, INC. APPEARS HERE]

                             EMPLOYMENT AGREEMENT

Employment Agreement dated July 1, 1996, between Avert, Inc. a Colorado corporation (hereinafter referred to as the "Company") and Jamie M. Burgat of Fort Collins, Colorado (hereinafter referred to as the "Employee").

                                  WITNESSETH
WHEREAS, Company desires to employ Employee as Vice - President of Operations and Chief Financial Officer:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Employee and Company hereby agree as follows:

1. EMPLOYMENT. The Company agrees to employ the Employee as Vice-President of Operations and Chief Financial Officer. Employee shall devote her full time and attention to rendering her services to the Company, shall report to the President and Board of Directors and shall perform duties as may be specified by the President and Board of Directors. Employee hereby accepts such employment and agrees that he will, during the continuance hereof, devote her full time and attention and best talents and abilities to the duties of employment hereby accepted by her.

2. TERM. Subject to the terms and conditions hereinafter contained, the terms of this agreement shall be for five years, commencing as of the date first above written (hereinafter referred to as the "Effective Date") and ending July 1, 2001 (such term shall be referred herein as the "Employment Term"). Company and Employee may mutually agree to an extension of the Employment Term.

3. PLACE OF EMPLOYMENT. The Company agrees that the Employee shall have her principal office at and shall perform her principal duties at the Company's offices, located in the City of Fort Collins, Colorado, or other such locations within 100 miles of the City of Fort Collins as specified by the Company. Notwithstanding the foregoing, Employee acknowledges that it will be necessary from time to time for her, in the performance of her duties, to travel on behalf of the Company and to perform such duties while temporarily away (for unpredictable periods of time) from her principal office.

                                      (1)
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                   [LETTERHEAD OF AVERT, INC. APPEARS HERE]

4. COMPENSATION AND BENEFITS. For all services to be rendered by the Employee in any capacity pursuant to the terms of this Agreement, Employee shall receive the following compensation and benefits:

               4.1 Base Salary. During each year of the Employment Term,
                   Employee shall be paid a yearly base salary of not less than $60,400, (hereinafter referred to as the "Base Salary"), payable in 24 equal payments per year of $2,517. Commencing in June 1997, and annually thereafter, the President and Compensation Committee of the Board of Directors, in accordance with the Company's salary review procedures for officer employees, shall review the Base Salary paid to the employee and shall if appropriate increase the Employee's Base Salary.

               4.2 Further Benefits. Employee shall be entitled to participate, as long as she is employed by the Company, in any and all of the Company's present or future employee benefit plans, including Paid Time Off (hereinafter referred to as "PTO"), insurance plans, 401K plans or other such plans or benefits that are generally applicable to the Company's employees. Notwithstanding the foregoing, Employee shall not be entitled to participate in any annual management or employee bonus plans without the written consent of the President and the Board of Directors.


5. WITHHOLDING OF APPROPRIATE TAXES. It is understood and agreed by the parties hereto that the Company shall withhold appropriate taxes from compensation and with respect to any other economic benefit herein provided when such withholding is, in the reasonable judgment of the Company, required by law or regulation.

6. EXPENSES. Company shall pay or reimburse Employee for reasonable or necessary expenses incurred by the company in conjunction with the performance of her duties hereunder. Such expenses shall include, but not be limited to, travel and entertainment expenses and professional fees incurred by the Employee for services rendered on Employee's behalf to assist her in performing her duties pursuant to this Agreement.

                                      (2)
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                   [LETTERHEAD OF AVERT, INC. APPEARS HERE]

7. TERMINATION BY THE COMPANY. Employee's employment under this Agreement may be terminated by the Company prior to the expiration of the Employment Term for Cause or without Cause as described below. As an incident to the termination of employment, the Company may relieve Employee of the performance of any duties and terminate her authority to act on behalf of the Company any time upon written notice to Employee.

          7.1 TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement at any time , at its sole discretion upon written notice to the Employee, such termination to be effective on the date specified in the notice. If the Company terminates this Agreement without Cause, the Company shall perform, in accordance with the provisions of this Agreement, all of its obligations under this Agreement (including providing any retirement or fringe benefits to which the Employee may be entitled) through the lesser of (I) the remainder of the Employment Term or (II) six months following the date of termination, as if the Employee had performed all of her obligations under the Agreement through that period.

          7.2 TERMINATION FOR CAUSE.  The Company may terminate this
          Agreement for Cause upon at least thirty days' written notice to Employee with such termination to be effective on the date specified in such notice; provided, however, that such Cause may only be determined in good faith by the Company's President and Board of Directors following at least thirty days' prior written notice to Employee outlining the facts constituting Cause. Employee will be given the opportunity to refute the charges prior to final action by the Company's President and Board of Directors. As used herein, "Cause" shall mean: actions or inactions by Employee including malfeasance, negligence or failure to act by Employee involving material nonfeasance, which, at the time of such malfeasance, negligence or material nonfeasance, or thereafter, would tend to have a materially adverse effect on the Company; any breach of this
          Agreement: dishonesty; or conviction of any felony crime.


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                   [LETTERHEAD OF AVERT, INC. APPEARS HERE]

          In the event Employee is terminated by the President and Board of Directors for Cause, then the Company shall have no further obligation to Employee other than to pay the Base Salary and accrued PTO, as the case may be, up to the date of termination.

          7.3 TERMINATION UPON CHANGE OF CONTROL.

          1.  Right to Payment. In the event that during the Employment Term:
              (a) there is a "Change of Control" of the Company (as defined below); and (b) Employee has "Good Reason" (as defined below) for doing so, the Employee may within six months from the effective date of such Change of Control, but not thereafter, discontinue her employment under this Agreement. Good Reason shall mean (I) the assignment to the Employee of any duties inconsistent with those of a Vice-President of Operations and/or Chief Financial Officer; (II) the relocation of the Employee without her consent, to any place other than within a radius of 100 miles of the City of Fort Collins, Colorado: or (III) any other material breach of this Agreement by the surviving or successor entity, if in each case such action or breach of the Agreement by the surviving or successor entity, if in each case such action or breach continues uncorrected for thirty (30) days following written notice thereof by Employee elected not to continue her employment, the Company or surviving or successor entity shall pay to Employee, subject to the provisions of Subparagraph (2) below, an amount equal to 50% of her Base Salary in effect for the year in which the change of Control occurred, together with any retirement benefits to which Employee may be entitled.

              For purposes of this Agreement, a Change of Control shall be deemed to have occurred if: (I) tender offer shall be made and consummated for the ownership of 50% of the outstanding voting securities of the Company; (II) the Company shall be merged or consolidated with another corporation and, as a result of such merger and consolidation, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed


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                   [LETTERHEAD OF AVERT, INC. APPEARS HERE]

            immediately prior to such merger or consolidation; or (III) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (IV) a person, within the meaning of Section 3 (a)(9) or of Section 13(d)
            (3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (the "Exchange Act"), shall acquire, other than by reason of inheritance,

            50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making such a determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company) , whether by gift devise or otherwise, shall not be taken into account. For purposes of this Agreement, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d -3
            (d)(1)(I) as in effect on the date hereof pursuant to the Exchange Act.

            Notwithstanding the provisions of Subparagraph (IV) of this Subparagraph 7.3 (1), "person" as used in that subparagraph shall not include any holder who was the beneficial owner of more than 10% of the voting securities of the Company on the date this Agreement was adopted by the Board of Directors.

         2. Payments Upon a Change of Control. It is the intent of the parties to this Agreement that the payments which are conditioned on a Change Control would be such that there will be no excess parachute payments as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding anything in the Agreement to the contrary, Employee shall have the right to elect to receive any payment to (or for the benefit of ) her, which are payable to her as a result of a termination of this Agreement because of a Change of Control of the Company, in lump sum or over a period of time, so long as none of the payments shall be deemed to be an "excess parachute payment" under the Code.


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                   [LETTERHEAD OF AVERT, INC. APEPARS HERE]

8. TERMINATION BY THE EMPLOYEE. Employee may terminate her employment without being in breach of this Agreement only if the conditions set forth in this Paragraph 8 are satisfied. In the event of such termination, the Company shall have no obligation to the Employee.

    1. If the Employee wishes to terminate this Agreement for reasons beyond Employee's control, then the President of the Company and the Board of Directors may at their sole discretion, determine that the Employee's request for termination of her employment for reasons beyond his control then Employee shall have 30 days following such determination to terminate his employment by written notice thereof.

    2. Upon termination of Employee's employment, pursuant to the provisions of this Paragraph 8, Employee shall be paid the following amounts: (I) any unpaid Base Salary up to the date of termination and (II) any accrued PTO.

9.  LOYALTY, NON-COMPETITION AND CONFIDENTIALITY.

     (PLEASE SEE ATTACHED SEPARATE AGREEMENT)

10. NOTICES. All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to such other party as follows:

        (1) TO EMPLOYEE, TO:
            Jamie M. Burgat
            P.O. Box 641
            Fort Collins,  Colorado  80522

        (2) TO THE COMPANY, TO:
            Avert, Inc.
            301 Remington Street
            Fort Collins, Colorado  80524

or at such other place as may be designated in writing like notice. When notices addressed as required herein shall be deposited, postage prepaid, in the United States mail, and /or when the Company or Employee shall have delivered the same addressed



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                   [LETTERHEAD OF AVERT, INC. APPEARS HERE]

as aforesaid to a telegraph office, toll prepaid, the Company or Employee shall be deemed to have delivered such notice.


11. SEVERABILITY. In the event that, notwithstanding the foregoing, any of the provisions of Paragraph 9 or any other provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Paragraph 9 shall be declared by a court of competent jurisdiction to exceed the maximum time period and/or restrictions deemed reasonable and enforceable for the court shall become and thereafter be the maximum time period and/or restrictions, and relevant provisions of Paragraph 9 shall be severed as so reformed.

12. SUPERSEDING EFFECT - ENTIRE AGREEMENT. This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of Employee and constitutes the entire agreement with respect thereto. It cannot be changed or terminated orally and may be modified only be subsequent written agreement executed by both of the parties hereto.

13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

14. MISCELLANEOUS PROVISIONS. This is a personal service agreement which may not be assigned by Employee. Any assignment in violation of this covenant shall be null and void.

15. SUCESSORS AND ASSIGNS. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, this Agreement and the rights and obligations of the Employee hereunder may not be transferred or assigned by Employer (including by will or by operation of law) without the prior written consent of Employer.

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                   [LETTERHEAD OF AVERT, INC. APPEARS HERE]

    Executed this 1st date of July, 1996.

                     /s/ Jamie M. Burgat
                     -----------------------
                     Jamie M. Burgat


                     /s/ Dean A. Suposs
                     -----------------------
    AVERT, INC.      BY: Dean A. Suposs